UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HEALTHMED SERVICES LTD.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

7374
(Primary Standard Industrial Classification Code Number)

1905 South Eastern Avenue, Las Vegas, Nevada 89104
480.229.3668
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Macdonald Tuskey
Corporate and Securities Lawyers
c/o Bill Macdonald
Suite 1210 – 777 Hornby Street
Vancouver, British Columbia, Canada V6Z 1S4
Telephone: 604.689.1022 Fax: 604.681.4760
(Name, address, including zip code, and telephone number, including area code, of agent for service)

From time to time after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH	AMOUNT TO BE	PROPOSED	PROPOSED	AMOUNT OF
CLASS OF	REGISTERED	MAXIUM	MAXIMUM	REGISTRATION
SECURITIES TO		OFFERING	AGGREGATE	FEE (2)
BE REGISTERED		PRICE PER	OFFERING
		SHARE (1)	PRICE (2)

Common Stock	2,334,500	$0.04	$93,380	$3.67

(1)	Based on the last sales price on March 29, 2006.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to Section 8(a), may determine.

SUBJECT TO COMPLETION, Dated ___________________, 2008

The information in this prospectus is not complete and may be changed. The selling security holders may not sell or offer these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion
_____, 2008

HEALTHMED SERVICES LTD.
A NEVADA CORPORATION

2,334,500 SHARES OF COMMON STOCK OF HEALTHMED SERVICES LTD.
_________________________________

The prospectus relates to the resale to the public by certain selling shareholders of Healthmed Services Ltd. of up to 2,334,500 shares of our common stock with a par value of $0.001.

The selling shareholders will be offering their shares of common stock at a price of $0.04 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”), for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

We will not receive any proceeds from the resale of shares of our common stock by the selling shareholders. We will pay for expenses of this offering.

The selling shareholders may be deemed to be “underwriters,” as such term is defined in the Securities Act.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 5 of this prospectus before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _____, 2008.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

Prospectus Summary

Prospective investors are urged to read this prospectus in its entirety.

Corporate Background:

We were incorporated in the State of Nevada on September 14, 2000. We have not generated any revenues to date and we are a development stage company. Our primary business objective is to use communications technology to provide individuals, companies and health-provider organizations with round-the-clock telephone and web-based access to medical advice, information, products and services. We intend to provide outsourced services to clients via our internet-based information and medical advice website and our proposed HealthMed North American call center, and will support our business partners around the globe by supplying the tools, technology and know-how required for the successful operation of a Health Information Center.

Our offices are currently located at 1905South Eastern Avenue, Las Vegas, Nevada 89104. Our telephone number is 480.229.3668. We have secured a domain name and have an operating web site. Our fiscal year end is December 31.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern.

The Offering:

Securities Being Offered	Up to 2,334,500 shares of common stock.

Offering Price

The selling shareholders will sell our shares at $0.04 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering

The offering will conclude when all of the 2,334,500 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to be Issued	6,070,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

The summarized financial data presented below is derived from and should be read in conjunction with:

  our audited financial statements for the years ended December 31, 2007 and December 31, 2006 and the period from September 14, 2000 (date of inception) to December 31, 2007;

  our interim financial statements for the period ended March 31, 2008 and March 31, 2007 and the period from September 14, 2000 (date of inception) to March 31, 2008; and

  the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis”.

		December 31, 2007 (audited)	December 31, 2006 (audited)	Three Months Ended March 31, 2008 (unaudited)	December 31, 2007 (unaudited)
Cash		$16,520	27,038	13,368	16,520
Working Capital		$16,520	27,038	13,368	16,520
Total Assets		$16,520	27,038	13,368	16,520
Total Liabilities	$	Nil	Nil	Nil	Nil
Total Stockholder’ Equity(deficit)		$16,520	27,038	13,368	16,520

		December 31, 2007 (audited)	December 31, 2006 (audited)	Three Months Ended March 31, 2008 (unaudited)	Three Months Ended March 31, 2007 (unaudited)
Revenue	$	Nil	Nil	Nil	Nil
Net Income (loss)		$(10,518)	(29,095)	(3,152)	(5,091)
Income (loss) per share		$0.002	0.005	Nil	Nil

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We have no operating history and have maintained losses since inception, which we expect to continue into the future

We were incorporated on September 14, 2000, and have very limited operations. We have not realized any revenues to date. Our website, although operational, requires additional work prior to us being able to generate revenue. We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception to December 31, 2007 is $133,330. Based upon our proposed plans, we expect to incur operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development, testing and marketing of our website. We currently believe we are at least 12-18 months away from generating our first revenues. We may fail to generate revenues in the future. If we cannot attract a significant number of users, we will not be able to generate any significant revenues or income. Failure to generate revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

In particular, additional capital may be required in the event that:

  the actual expenditures required to be made are at or above the higher range of our estimated expenditures;

  we incur unexpected costs in completing the development of our product or encounter any unexpected technical or other difficulties;

  we incur delays and additional expenses as a result of technology failure;

  we are unable to create a substantial market for our website; or

  we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans and achieve a profitable level of operations.

If our estimates related to expenditures are erroneous our business will fail and you will lose your entire investment

Our success is dependent in part upon the accuracy of our management's estimates of expenditures, which are currently budgeted at $25,000 for the next 12 months. (See "Managements’ Discussion and Analysis".) If such estimates are erroneous or inaccurate we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

If we do not obtain additional financing, our business will fail

Our current operating funds are less than necessary to our plan of operations over the next 12 months, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

We will require additional financing to sustain our business operations if we are not successful in earning revenues. We do not currently have any arrangements for financing and may not be able to find such financing if required.

If we are unable to complete the development of our website we will not be able to generate revenues and you will lose your entire investment

We have not completed the development of our website and we have no contracts or licenses for the sale or use of our website. The success of our business will depend on its completion and the acceptance of our website by our potential customers. Achieving such acceptance will require significant marketing investment. Our website, once developed and tested, may not be accepted by our customers at sufficient levels to support our operations and build our business. If the proposed website that we will develop is not accepted at sufficient levels, our business will fail.

Our website, when developed, may contain defects that will make it more difficult for us to establish and maintain customers

Despite testing during development, our website may contain undetected design faults and software errors, or "bugs," that are discovered only after it has been installed and used by customers. Any such default or error could cause delays in delivering our website or require design modifications. These could adversely affect our competitive position and cause us to lose potential customers or opportunities. In addition, our website has yet to gain widespread acceptance in the market, any delays would likely have a more detrimental impact on our business than if we were a more established company.

Because we have two directors, deadlocks may occur in our Board’s decision making process, which may delay or prevent critical decisions from being made

Since we currently only have an even number of directors, deadlocks may occur when such directors disagree on a particular decision or course of action. Our Articles and By-Laws do not contain any mechanisms for resolving potential deadlocks. While our directors are under a duty to act in the best interest of our company, any deadlocks may impede the further development of our business in that such deadlocks may delay or prevent critical decisions regarding our development.

Without a public market there is no liquidity for our shares and our shareholders may never be able to sell their shares which would result in a total loss of their investment.

Our common shares are not list on any exchange or quotation system and we do not have a market maker who will assist us in having our shares quoted on the OTCBB. At the present, time none of our selling security holders are able to sell their shares other than through private transactions and only after this prospectus becomes effective. Selling shares privately might result in our selling security holders not receiving the price per share that they might have obtained if the shares were quoted on the OTCBB. Management will seek out a market maker when this registration statement becomes effective. This will occur as follows:

  We will have to identify a market maker who will file a Form 211 for us which will start the process with the FINRA and hopefully eventually obtaining a quotation on the OTCBB; and

  We will have to be current in our financial statements to be quoted on the OTCBB and hence we will be responsible for filing Forms 10-K and 10-Q on a periodic basis as required.

We do not know how long this process will take for our registration to be declared effective with the SEC but we estimate a period of between six to twelve months. Once our registration statement is effective, we will identify a market maker and commence the process of being quoted on the OTCBB. The length of time this will take is unknown to us but we estimate approximately six to twelve months again. There is the distinct possibility that our company will never be quoted on the OTCBB.

We might in the future have to sell shares by way of private placements or through a public offering which will have the effect of diluting our shareholders’ current percentage ownership in our company.

If, in the future, we decide to sell shares to raise additional capital for operations, our shareholders current percentage ownership in our company will be diluted unless they participate in the purchase of shares equivalent to their present ownership in our company. If they do not participate in either a future private placement or public offering their percentage interest in our company will be diluted.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling shareholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling shareholders and we will not receive any proceeds from the resale of the common stock by the selling shareholders. We will, however, incur all costs associated with this registration statement and prospectus.

DETERMINATION OF OFFERING PRICE

The selling shareholders are expected to sell our shares at $0.04 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board. We determined this offering price, based upon the price of the last sale of our common stock to investors.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 2,334,500 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Rule 504 and Rule 506 of Regulation D of the Securities Act of 1933. The shares include the following:

1.

1,035,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation D of the Securities Act of 1933 and was completed on September 15, 2003;

2.

12,500 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation D of the Securities Act of 1933 and was completed on June 6, 2005; and

3.

1,287,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation D of the Securities Act of 1933 and was completed on March 29, 2006.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered for each;
3.	the total number of shares that will be owned by each upon completion of the offering; and
4.	the percentage owned by each upon completion of the offering.

		Total Number Of
		Shares To Be	Total Shares to Be	Percentage of Shares
	Shares Owned	Offered For Selling	Owned Upon	owned Upon
Name Of Selling	Prior To This	Shareholders	Completion Of This	Completion of This
Stockholder	Offering	Account	Offering	Offering
Thomas A. Todd Sr. 7721 E Gray Road #103 Scottsdale, AZ 85260	290,000	290,000	Nil	Nil
Lorrie L. Todd 9175 Camino Del Santo Scottsdale AZ 85260	290,000	290,000	Nil	Nil
Trevor E Reedy 22968 N 91st Place Scottsdale AZ 85255	75,000	75,000	Nil	Nil
Coleman L Reedy 22968 N 91st Place Scottsdale AZ 85255	75,000	75,000	Nil	Nil
Carey Robertson 20968 50th Avenue Langley BC Canada V3A 5Y8	45,000	45,000	Nil	Nil
Randy Reiss 40505 111 200 Burrard St Vancouver BC Canada V6C 3L0	30,000	30,000	Nil	Nil
Darren Hayes 8369 OK Landing Vernon BC Canada V1H 1S5	30,000	30,000	Nil	Nil
Bill Pye 2812 Dundas St Vancouver BC V5K 1R4 Canada	30,000	30,000	Nil	Nil
Darko Mrakuzic 3150 136th Street Surrey BC V4P 3C8 Canada	45,000	45,000	Nil	Nil
Marijan Mrakuzic 3150 136th Street Surrey BC V4P 3C8 Canada	30,000	30,000	Nil	Nil
Paula R Kiess 500 1080 Mainland Street Vancouver BC Canada V6B 2T4	30,000	30,000	Nil	Nil
Shawn Clarkin 10899 Chenny Lanr Delta BC Canada V4E 3L8	30,000	30,000	Nil	Nil

		Total Number Of
		Shares To Be	Total Shares to Be	Percentage of Shares
	Shares Owned	Offered For Selling	Owned Upon	owned Upon
Name Of Selling	Prior To This	Shareholders	Completion Of This	Completion of This
Stockholder	Offering	Account	Offering	Offering
Dianne Scott 169 Brookwood Drive Spruce Grove AB T7X 1G6	45,000	45,000	Nil	Nil
Kenneth E Scott 208 Jespersen Avenue Spruce Grove AB T7X 2	45,000	45,000	Nil	Nil
James Dikeakos 3176 West 12th Avenue Vancouver BC Canada V6k 2E7	15,000	15,000	Nil	Nil
Angela Dikeakos 3176 West 12th Avenue Vancouver BC Canada V6K 2E7	45,000	45,000	Nil	Nil
Jesse T Reynolds 8425 Bonita Drive E Scottsdale AZ 85250	120,000	120,000	Nil	Nil
Kenneth A Atkinson 25555 Windy Walk Drive Scottsdale AZ 85255	45,000	45,000	Nil	Nil
Michelle A Emerson 25555 Windy Walk Drive Scottsdale AZ 85255	45,000	45,000	Nil	Nil
Thomas A Todd Jr. 7721 E Gray Road Scottsdale AZ 85260	50,000	50,000	Nil	Nil
Murray A Keating 14379 30th Avenue Surrey BC Canada	291,000	291,000	Nil	Nil
Antonio Campos 9361 Buckhaven Drive #106 Las Vegas NV 89117	128,500	128,500	Nil	Nil
Jacqueline Campos 9361 Buckhaven Drive Las Vegas NV 89117	100,000	100,000	Nil	Nil
Judith Parent 1200 Riverside Drive Reno Nevada 89503	10,000	10,000	Nil	Nil
Stephen Parent 1200 Riverside Drive Reno Nevada 89503	10,000	10,000	Nil	Nil

		Total Number Of
		Shares To Be	Total Shares to Be	Percentage of Shares
	Shares Owned	Offered For Selling	Owned Upon	owned Upon
Name Of Selling	Prior To This	Shareholders	Completion Of This	Completion of This
Stockholder	Offering	Account	Offering	Offering
Lavender House LLC 1200 Riverside Drive Reno NV 89503	10,000	10,000	Nil	Nil
Willie Evans 3347 Chesterbrook Court Las Vegas NV 89135	2,500	2,500	Nil	Nil
Brenton Morgan 1000 N Green Valley Pkwy, Suite 440 Henderson NV 89074	2,500	2,500	Nil	Nil
Sharon Morgan 1000 N Green Valley Pkwy, Suite 440 Henderson NV 89074	2,500	2,500	Nil	Nil
Lisa Kelly 10251 Foggy Glen St Las Vegas NV 89135	2,500	2,500	Nil	Nil
Etan Goldman 1808 Relate Court Las Vegas NV 89117	2,500	2,500	Nil	Nil
Alexander Long 9101 W Sahara Avenue Las Vegas NV 89117	10,000	10,000	Nil	Nil
Esther Vasquez 1074 N Rancho #429 Las Vegas NV 89106	5,000	5,000	Nil	Nil
TJ Jetsky PO Box 62421 Boulder City NV 89006	5,000	5,000	Nil	Nil
Jeralya Goldman 1808 Relate Court Las Vegas NV 89117	2,500	2,500	Nil	Nil
Herbert Goldman 1808 Relate Court Las Vegas NV 89117	2,500	2,500	Nil	Nil
Belesi Enterprises LLC 3665 N Jones Blvd Las Vegas NV 89108	25,000	25,000	Nil	Nil
Anastasia Danesi 3665 North Jones Blvd Las Vegas NV 89149	12,500	12,500	Nil	Nil

		Total Number Of
		Shares To Be	Total Shares to Be	Percentage of Shares
	Shares Owned	Offered For Selling	Owned Upon	owned Upon
Name Of Selling	Prior To This	Shareholders	Completion Of This	Completion of This
Stockholder	Offering	Account	Offering	Offering
Frank Danesi Jr. 8787 West Washburn Rd Las Vegas NV 89149 Custodian for Cody Danesi	125,000	125,000	Nil	Nil
Audio Expert Inc 7170 E Charlston Blvd Las Vegas NV 89104	12,500	12,500	Nil	Nil
The Myles Trust 8220 Myles Court Las Vegas NV 89149	25,000	25,000	Nil	Nil
Thomas P Allison 1981 Canyon Breeze Dr Las Vegas NV 89134	12,500	12,500	Nil	Nil
Dana Anderson 4378 Goya ST Las Vegas NV 89121	5,000	5,000	Nil	Nil
Eileen Anderson 4378 Goya St Las Vegas NV 89121	3,500	3,500	Nil	Nil
Ted Campbell II 9508 Royal Lamb Las Vegas NV 89145	104,000	104,000	Nil	Nil
Go Public First 3665 N Jones Blvd Las Vegas NV 89108	12,500	12,500	Nil	Nil
Total	2,334,500	2,334,500	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 6,070,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)	has ever been one of our officers or directors.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.04 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

1.	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

2.	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements

3.	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

4.	contains a toll-free telephone number for inquiries on disciplinary actions;

5.	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

6.	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

1.	bid and offer quotations for the penny stock;

2.	the compensation of the broker-dealer and its salesperson in the transaction;

3.	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

4.	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 25,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of July 18, 2008, there were 6,070,000 shares of our common stock issued and outstanding that are held by 50 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Macdonald Tuskey has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Moore & Associates, Chartered Accountants and Advisors to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

Overview of our Company

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

In this registration statement on Form S-1, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to shares of our common stock.

We were incorporated in the State of Nevada on September 14, 2000 under the name "Telemax Communications, Inc.”. On July 14, 2003, we changed our name to "Healthmed Services, Ltd.". We are a development stage company and have not yet generated or realized any revenues from our business operations. We have never been bankrupt, been under the control of a receiver or similar proceedings with respect to ourselves.

Our offices are currently located at 1905South Eastern Avenue, Las Vegas, Nevada 89104. Our telephone number is 480.229.3668.

Our primary business objective is to use communications technology to provide individuals, companies and health-provider organizations with round-the-clock telephone and web-based access to medical advice, information, products and services. We intend to provide outsourced services to clients via our internet-based information and medical advice website and our proposed HealthMed North American call center, and will support our business partners around the globe by supplying the tools, technology and know-how required for the successful operation of a Health Information Center.

Our Services

Initially, we intend to offer two categories of services, our online service through our HealthMed website and our call center.

Online Service – HealthMed Web Site (www.healthmedservices.net)

Through our website we intend to offer the following services:

  Public Portal: Free interactive web site for individuals, consumers, and the general public, designed to provide health information and recommendations in simple and easy-to-use formats. This public portal will generate revenue primarily from the sale of advertising and specially-designed sponsorship programs focused around specific areas of medicine and treatments. We will not charge user fees for access to this public portal.

  Private and Custom-Designed/Client Specific Portal – Health Information Centers: These web sites will utilize HealthMed’s web infrastructure and design, while benefitting from the customized web site that bears the client’s name and logos, and is tailored specifically for their employees. This secure private- labeled web site, powered by HealthMed and accessed through the client’s web site or intranet, will allow each employee to access their personal health records, research a variety of health and medical related topics, and give each person access to information and resources to better assist them in making personal health plan and medical treatment decisions. Private Portals generate revenue mainly through the licensing of the HealthMed web platforms and web sites, as well as fees charged for the customization and tailoring of each web site to specific client needs and requirements.

  All of these web-based platforms will have multi-language capability, providing the user with the ability to select the language they prefer to view, including English, Spanish, French, Italian, German, Russian, Chinese, and Arabic.

  HealthMed is currently working with Kline Interactive, a Scottsdale, Arizona, web and internet platform development company, to re-design and re-launch the HealthMed public and private internet portals/sites.

HealthMed Call Centers – Outsource Services

Through our call centers we intend to offer the following services:

  We intend to provide a full line of health information services from our planned call centers in North America, Latin America and Europe on a per call or a captivated basis by telephone and Internet to payers, providers and end-users of medical services.

  These services will be provided through qualified third-party call centers specializing in the health information and medical assistance industries.

  The call centers will also provide their services in the multiple languages mentioned above.

The Marketplace

Domestic Market Overview

The U.S. Health Care Information market has grown to its current size as projected in the following studies:

  Today there are over 125 million members paying on average $6.00 each per year for core services. In addition, there are more than 300 systems installed in hospitals and insurance companies, providing services valued at over $300 million. Merrill Lynch correctly estimated this demand management industry growth at more than 25% per year.

Even five years ago, the thought of hopping on the internet to make decisions about personal healthcare seemed progressive if not foreign to most. Now, online trends are showing that using the internet to find healthcare information has become the norm. According to National Research and the Healthcare Market Guide (HCMG) survey, the following findings and trends show tremendous potential for internet-based health information and service providers:

  4 out of 10 Americans are using the internet to find information about healthcare. That’s up from an average of only 1 in 10 in 2001 and demonstrates that e-health activity is surging.

  8 out of 10 HCMG survey respondents reported that they would go online at some point in the future for healthcare information. This is easy to believe when popular health information websites like WebMD are fast becoming reliable, experienced information sources that have stood the test of time (WebMD turns 10 next year).

  New sites like FamilyDoctor.org and Healthline.com also pack a punch when it comes to searchable health information.

  41.4% of those over the age of 65 are using the internet for general health services compared to 37.6% of respondents under the age of 34.

  Those who live in a household that earns over $100,000 per year are more likely (nearly 1 in 2) to use the internet to find health information.

  Those in Southern states used the internet less for general health services information (36%) than those in the Mountain West (43%).

  Pacific Coast residents found their physician information online (36%) more than those in the upper Midwest (26%). Despite these disparages, for the most part all states had a significant amount of residents who were online making health decision and seeking information.

It seems that more Americans will continue to use the internet as a healthcare resource in the future. After eliminating the partial overlap between subscribers and those with access to subsidized programs we estimate that approximately half of the US population currently has access to these programs.

International Market Overview

Management of our company believes that the greatest potential for the growth of our company is from providing our services internationally, including developing countries that are experiencing rapid economic and population growth.

Insurance companies, employers and healthcare providers in these countries are striving to provide basic levels of care at a reasonable cost. Governments worldwide are being asked to improve access to care while simultaneously facing budget cuts and spending caps. Yet while half of U.S. citizens are now enrolled in some type of demand management program, such programs are virtually non-existent in the majority of developing countries. Our studies indicate that demand management programs can be successfully replicated in both private and public healthcare systems abroad, and that a large pool of international donor funding exists to support such efforts. In fact, a study conducted by the Americas HealthNet Committee with cooperation from the Pan American Health Organization identified over $3 billion of funds outstanding from multilateral donor institutions for health sector reform in Latin America alone.

There are no accurate figures for the health information segment of the global health care industry, but we extrapolate from US figures that it exceeds $2.5 billion per year.

Potential Customers

While we anticipate that we will be competitive in all aspects of the domestic and international market for health information services, we see our greatest opportunities in the following areas:

Public Portals

We believe that our HealthMed website will offer a significant and beneficial channel for advertisers and sponsors to directly reach their core targeted customers, be it the entire web audience or specific consumers and groups of consumers, based on their areas of interest and needs. This targeted advertising channel is a proven cutting-edge tool for advertisers to reach their audiences in a cost-effective and measurable way. Through website metrics, including page views and click-through tracking, each advertiser will have an effective reporting tool that accompanies every advertising campaign with their HealthMed advertising programs. Similar advertising and metrics tracking programs are used throughout the internet, including search-engine giants Google and Yahoo.

Private and Custom-Designed/Client Specific Portal & Call Centers – Health Information Centers

Medical-oriented websites and call center services offer savings that average four times the cost of services to insurers, HMOs, PPOs and self-insured employers by redirecting subscribers away from expensive emergency rooms to more appropriate levels of care. Payers constitute the bulk of the present $950 million market. The existing competitors for this business in the U.S., but not abroad, are well entrenched. We see the following opportunities for our company:

1.

Self Insured Employers - Employers, except for the very largest, are generally unaware of their ability to use the same cost cutting measures employed by the insurance industry because it has been difficult for the health information services to reach them. We offer on a subscription basis a suite of health information services in a convenient booklet format that is particularly applicable to this untapped market segment. Our distributor network will include third party administrators (TPAs), trade associations and employer coalitions as well as consultants and allied companies specializing in related services such as worker’s compensation.

2.

Travel Services - Insurance companies and others offering health cost protection for travelers are particularly vulnerable to unnecessary use of emergency rooms and out-of-network services. We intend to combine medical advice and referrals in a package that specifically targets this population. Our distributor network will include medical referral organizations as well as our own operators of our services abroad.

3.	Insurance Companies, HMOs, and PPOs - While virtually all large players in the US market have come to recognize the value of demand management, the market outside of the U.S., Canada and the British

Commonwealth remains virtually untapped. We, therefore, will be able to offer international business partners market initiator status in their territories and the opportunity to capture the market for our suite of health information services. Our development of the most advanced application service provider (ASP) programs will put us in a unique position to seize international market share limited only by our ability to mobilize the necessary resources.

Our ASP will provide three powerful tools for our distributors to penetrate the mature domestic payer market. First it will provide a 30% price advantage over the competition along with the flexibility to customize outsourced services to the needs of large insurers. Second, it will provide an opportunity to install their own systems, supported by the our central processor and outsource selected program elements to us to maximize efficiency. Third our proposed accreditation by the American Health care Accreditation Commission (URAC) gives us direct access to the HMOs and others that have sought this prized accreditation in their own fields. We intend to develop alliances with health industry consultant firms to pursue this opportunity.

Providers

Hospitals and Medical Practices currently utilize a wide range of web sites and call center resources for health information services to attract more clients to their services through inbound and outbound programs directed at their target communities. Nurse triage and referral brings the patients to the facility. Health information, wellness, disease management, follow-up and outcomes measurement rationalize the treatment process and make it more efficient for all. After-hours triage programs mitigate the need for medical personnel to be on-call. While many of the larger institutions in the US, but not abroad, already outsource or operate their own installed systems, we see the following opportunities for our company:

1.

Medical Practices - The average number of after-hours calls referred to physicians by their answering services varies from less than ten per month for some specialists to more than 60 for some pediatricians. The average price per call of over $20 that prevails in the industry has limited the applicability of outsourced nurse triage to this situation. Because of the flexibility of our software, we intend to develop streamlined protocols specifically for this market and, by doing so, will be able to reduce costs by 50% thereby opening a nationwide market for our future Med-Dial™ program.

2.

Hospitals - There are over 300 installed systems in hospitals in the US today, yet dissatisfaction with existing systems is rampant. This is especially true of the most-used CENTRAMAX system originally installed by National Health Enhancement Systems, subsequently purchased by McKesson HBOC. This conglomerate now emphasizes its outsourced services through its Access Call Center rather than support for the legacy CENTRAMAX system. We intend to roll out our less costly, more flexible ASP system in the US market in third quarter of 2009. We expect to develop marketing alliances with leading consultants, providers of hospital supplies and cost containment services to support this campaign.

Internationally, our extensive marketing surveys have demonstrated that the demand for web-based as well as installed systems in large medical institutions abroad is as strong as it has been in the US. We predict that the use of customized web sites and the installation of systems, either directly or through local concession partners, will serve as a major profit center constrained only by our resource base.

End-Users

The largest market for our services lies with the 42.6 million uncovered Americans and the countless number of international citizens who do not yet benefit from the above programs. Frequently, these individuals lack an informed basis for making health care decisions. Demand for health information has made it one of the Internet’s most visited sectors (55% of all American adults online search for healthcare information, according to a Pen Internet / American Life Project study from November 2000), yet studies have consistently shown that when people get health information on the web, they want to chat with a health professional about it. This transaction provides a revenue source for web based and telephone based services alike. We intend to provide this transaction to end-users on either a per-call or annual subscription basis in which case we will frequently bundle the services with information on complementary medicines, discount drug programs and other incentives. We intend to approach the following niche markets:

1.

The Uninsured - The most recent US Census Bureau data indicate that there are 42.6 million people in the US today without medical insurance. In most other countries more than 85% of the population rely on socialized medical programs characterized by slow service and long waits. In a trend likely to spread globally, the National Health Service of Great Britain and several Provinces of Canada currently are attacking this problem by installing their own centers.

2.

The Elderly - According to the Census Bureau’s “Middle Series”, the US elderly population will more than double between 2000 and 2050 to 80 million. The most explosive growth in the US and abroad will occur within the next fifteen years.

3.

Hispanics - The Spanish-speaking population of the US is now over 32 million. Of these the Census Bureau estimates that 33% lack health insurance and that the percentage of the elderly population who are Hispanics will grow from 4% to 16%. All over the world there is a similar need for fully integrated programs in the appropriate language as offered by our company, rather than merely furnishing bi-lingual nurses, as other services do.

4.

Travelers - According to the Travel Industry Association of America, more than one billion personal trips occur each year in the US and more than 50 million international travelers visit the US. Close to one billion nights (hotel nights) of occupancy take place. One of our partners, TravelCare Health Services, Inc., has found that in-room medical assistance is requested in approximately 0.16% of occupied hotel room nights, generating 1.3 million calls and doctor’s visits annually. A call to our service helps the traveler determine the appropriate response to his particular condition and can allow for an expedited doctor visit to his site if required.

The Connected Health Marketplace

While this growth was underway, we planned to build the technology, infrastructure and distribution network to seize these vast opportunities. We have positioned ourselves as a central player in the "Connected Health Marketplace" that is transforming health care systems globally. Cap Gemini Ernst & Young describes the characteristics of this marketplace in its year 2000 White Paper “Evolving to a Connected Health Marketplace: Technology-Enabled Change in the U.S. Health Care System”:

“It is not a question of whether the health industry will adopt emerging technologies, but when. The existence of enabling technology, combined with market forces, mandate that health organizations join the connected economy.”

“Those organizations within the health care industry that choose to adopt an early mover position will have the opportunity to shape the dialogue on the evolution of the Connected Health Marketplace…In doing so they will reap rewards of competitive advantage.”

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form S-1 is declared effective.

We have filed a registration statement on Form S-1, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange

Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. This site contains information statements and other information regarding issuers that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Description of Property

Our executive office is located at 1905South Eastern Avenue, Las Vegas, Nevada 89104. We rent approximately 100 square feet at a cost of $500 per month. We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future. When and if we require additional space, we intend to move at that time.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Market Price of and Dividends on the Registrant’s
Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 50 registered shareholders.

Rule 144 Shares

We currently do not have any shares of our common stock available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least six months, provided that the company has been subject to the reporting requirements of the Securities Act of 1934 for a minimum of 90 days, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 60,700, shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

We currently do not have any stock option or equity compensation plans or arrangements.

Financial Statements

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;

2.

Audited financial statements for the periods ending December 31, 2007 and December 31, 2006 and unaudited interim financial statements for the periods ending March 31, 2008 and March 31, 2007 including:

	a.	Balance Sheet;

	b.	Statement of Operations;

	c.	Statement of Stockholders’ Equity;

	d.	Statement of Cash Flows; and

e.	Notes to Financial Statements

HEALTHMED SERVICES LTD.

FINANCIAL STATEMENTS

For the Years Ended December 31, 2007 and 2006

(Stated in US Dollars)

MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Healthmed Services LTD.
(A Development Stage Company)

We have audited the accompanying balance sheet of Healthmed Services LTD. (A Development Stage Company) as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ equity and cash flows through December 31, 2007 and 2006 and the years then ended, and Inception on September 14, 2000 through December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Healthmed Services LTD. (A Development Stage Company) as of December 31, 2007 and 2006 and the results of its operations and its cash flows through December 31, 2007 and 2006 and the years then ended, and Inception on September 14, 2000 through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has accumulated deficit of $133,330 as of December 31, 2007 and no established source of revenues, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
February 22, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

HEALTHMED SERVICES LTD
(Development Stage Company)

Balance Sheets

	December	December
	31,	31,
	2007	2006
ASSETS
Current Assets
Cash	$16,520	$27,038
Total Assets	$16,520	$27,038

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Accounts Payable	$-	$-
Total Liabilities	-	-
Stockholders' Equity
Common Stock, authorized
25,000,000 shares, par value
$0.001, issued and outstanding on
December 31, 2007and December 31,
2006 is 6,070,000 and 6,070,000
respectively	6,072	6,072
Paid in Capital	143,778	143,778
Subscriptions Receivable	-	-
Deficit Accumulated During the
Development Stage	(133,330)	(122,812)
Total Stockholders' Equity	16,520	27,038
Total Liabilities and Stockholders' Equity	$16,520	$27,038

The accompanying notes are an integral part of these statements

HEALTHMED SERVICES LTD
(Development Stage Company)

Statements of Operations

			September 14,
	Year Ended		2000 (Inception)
			to December
	December 31,		31,
	2007	2006	2007

Revenue	$-	$-	$-

Expenses
General and Administrative	8,353	4,405	17,317
Professional Fees	2,165	7,190	21,200

Consulting Fees	-	16,000	88,600
Travel	-	1,500	6,213

Total Expenses	10,518	29,095	133,330

Net (Loss)	(10,518)	(29,095)	(133,330)

Basic and Diluted
(Loss) per Share	a	a

Weighted Average

Number of Shares	6,070,000	6,028,702

a = Less than ($0.01) per share

The accompanying notes are an integral part of these notes

F-5

HEALTHMED SERVICES LTD

(Development Stage Company)

Statement of Stockholders Equity

September 14, 2000 (Inception) to December 31, 2007

	Price	Common Stock		Paid in	Subscriptions	Accumulated	Total
	Per Share	Shares	Amount	Capital	Receivable	Deficit	Equity
Balance, September 14, 2000	-	-	$-	$-	$-	$-	$-
Contributed Capital				100
Net (Loss)						(1,411)	(1,411)
Balance, December 31, 2000		-	-	100	-	(1,411)	(1,411)
Net (Loss)						(200)	(200)
Balance, December 31, 2001		-	-	100	-	(1,611)	(1,611)
Net (Loss)						(400)	(400)
Balance, December 31, 2002		-	-	100	-	(2,011)	(1,911)
Common Shares issued to
founders for cash April 20, 2003	$0.002	3,000,000	3,000	4,000			7,000
Common Shares issued for
cash in private placement
October 1, 2003	$0.017	1,500,000	1,500	23,500			25,000
Net (Loss)						(29,936)	(29,936)
Balance, December 31, 2003		4,500,000	4,500	27,600	-	(31,947)	153

Common Shares issued for
cash in private placement
on November 3, 2004	$0.200	22,500	23	4,477			4,500
on November 4, 2004	$0.200	22,500	23	4,477			4,500
on December 27, 2004	$0.200	125,000	125	24,875			25,000
Common Shares issued for service	$0.200	12,500	13	2,487			2,500
Contributed Capital				6,250			6,250

Net (Loss)						(22,571)	(22,571)

Balance, December 31, 2004		4,682,500	4,684	70,166	-	(54,518)	20,332

Common Shares Subscribed
in 504 offering	$0.04	1,088,500	1,089	42,451	(43,540)		-
Contributed Capital				25,000			25,000

Net (Loss)						(39,199)	(39,199)

Balance, December 31, 2005		5,771,000	5,773	137,617	(43,540)	(93,717)	6,133

Common Shares Issued and Cash
received in 504 offering net of
$5,500 offering costs	$0.04	299,000	299	6,161	43,540		50,000

Net (Loss)		-	-	-	-	(29,095)	(29,095)

Balance, December 31, 2006		6,070,000	6,072	143,778	-	(122,812)	27,038

Net (Loss)				-	-	(10,518)	(10,518)

Balance, December 31, 2007		6,070,000	$6,072	$143,778	$-	$(133,330)	$16,520

On October 2, 2003 the Company executed a 3 to 1 forward stock split and on October 15, 2005 executed a 1:2 reverse stock split. These splits have been retroactively applied to this schedule including the impact on price per share.

The accompanying notes are an integral part of these statements

HEALTHMED SERVICES LTD

Statements of Cash Flows

			September 14,
	Year Ended		2000 (Inception)
			to December
	December 31,		31,
	2007	2006	2007
Operating Activities

Net (Loss)	$(10,518)	$(29,095)	$(133,330)
Increase in Accounts Payable	-	-	-
Decrease in Accounts Payable	-	-	-
Decrease in Loans Payable	-	-	-

Net Cash (Used) by Operating Activities	(10,518)	(29,095)	(133,330)

Financing Activities	-	-	-

Proceeds from contributed Capital	-	-	25,000
Proceeds from sale of Common Stock	-	-	124,850

Cash Provided by Financing Activities	-	-	149,850

Net Increase/(Decrease) in Cash	(10,518)	(29,095)	16,520

Cash, Beginning of Period	27,038	56,133	-

Cash, End of Period	$16,520	$27,038	$16,520

Supplemental Information:
Interest Paid	$-	$-	$-
Income Taxes Paid	$-	$-	$-

The accompanying notes are an integral part of these statements

F-8

Healthmed Services, Ltd.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(December 31, 2007 and 2006)

NOTE 1.	GENERAL ORGANIZATION AND BUSINESS

Telemax Communications, Inc, (A Development Stage Company) was incorporated on September 14, 2000 under the laws of the State of Nevada. On July 14, 2003 Telemax Communications, Inc, changed its name to Healthmed Services, LTD (The Company). It has no operations and in accordance with SFAS #7 is considered to be in the development stage.

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include all highly liquid investments with maturity of three months or less.

Earnings (Loss) per Share

The basic earnings (loss) per share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, “Accounting for Income Taxes.” SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Net Income Per Common Share

Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive. The Company has not issued any potentially dilutive common shares.

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

NOTE 3.	INCOME TAXES:

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $29,333 which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $133,330. The total valuation allowance is a comparable $29,333. Details for the last three years follow:

Year Ended December 31	2007	2006	2005
Deferred Tax Asset	$2,314	$6,579	$8,624
Valuation Allowance	(2,314)	(6,579)	(8,624)
Current Taxes Payable	0.00	0.00	0.00
Income Tax Expense	$0.00	$0.00	$0.00

Below is a chart showing the estimated corporate federal net operating loss (NOL) and the year in which it will expire.

Year	Amount	Expiration
2000	$1,805	2020
2001	92	2021

2002	114	2022
2003	29,936	2023
2004	22,571	2024
2005	39,199	2025
2006	29,095	2026
2007	10,518	2027
Total NOL	$133,330

The Company has filed no income tax returns since inception.

NOTE 4.	STOCKHOLDERS’ EQUITY

Common Stock

On December 5, 2002 the company received $100 contributed capital from its founder.

On April 20, 2003, the Company issued 2,000,000 pre-split shares of its $0.001 par value common stock for $7,000 cash to the founders of the Company.

On September 22, 2003, the Company completed an unregistered private offering under the Securities Act of 1933, as amended. Relying upon the exemption from registration afforded by sections 4(2) and 3(b) and regulation D promulgated there under. The Company sold 1,000,000 shares of its $0.001 par value common stock at a price of $0.025 per share for $25,000 cash.

On October 1, 2003, the Company executed a 3 to 1 forward stock split. The Outstanding shares increased from 3,000,000 shares to 9,000,000 shares. The statement of stockholders equity retroactively reflects the impact of this split.

On November 3, November 4 and December 27, 2004 the company issued 45,000 shares, 45,000 shares and 250,000 shares respectively of its $0.001 par value common stock at $0.10 per share for $34,000 cash. These shares were also issued in an unregistered private offering as described above.

On November 3, 2004 the company issued 25,000 shares for consulting services valued at $2,500. During the year 2004 the Company also received $6,250 cash in contributed capital from its founder. On March 11, 2005 the Company received $25,000 cash in contributed capital from its founder.

On October 15, 2005 the company executed a 1:2 reverse stock split leaving a balance of 4,682,500 shares outstanding prior to the 504 offering. The Statement of Stockholders’ Equity retroactively reflects the impact of this split.

During November and December 2005 the company received subscriptions for 1,088,500 common shares of stock for $43,540 subscriptions receivable in a Regulation 504 offering.

On January 25, 2006 the Company issued and additional 299,000 common shares at $0.04 per share in a Regulation 504 offering. The Company received $50,000 cash (net of $5,500 offering costs) that included receipt for payment of the $43,540 subscriptions receivable and an additional $6,460.

NOTE 5.	RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6.	GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has no established source of revenue. This raises substantial doubt about the Company’s ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

The Company’s activities to date have been supported by equity financing. It has sustained losses in all previous reporting periods with an inception to date loss of $133,330. Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan. In the alternative, the Company may be amenable to a sale, merger or other acquisition in the event such transaction is deemed by management to be in the best interests of the shareholders.

NOTE 7.	THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent Statement of Financial Accounting Standards (SFAS) SFAS 155-157 and their effect on the Company.

Statement No. 155 – Accounting for Certain Hybrid Financial Instruments

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, which amends SFAS No. 133, Accounting for Derivatives Instruments and Hedging Activities and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. SFAS No. 155 amends SFAS No. 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS No. 155 also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instrument.

Statement No. 156 – Accounting for Servicing of Financial Assets

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets, which provides an approach to simplify efforts to obtain hedge-like (offset) accounting. This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. The Statement (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations; (2) requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable; (3) permits an entity to choose either the amortization method or the fair value method for subsequent measurement for each class of separately recognized servicing assets or servicing liabilities; (4) permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by an entity with recognized servicing rights, provided the securities reclassified offset the entity's exposure to changes in the fair value of the servicing assets or liabilities; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the balance sheet and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity's fiscal year that begins after September 15, 2006, with earlier adoption permitted in certain circumstances. The Statement also describes the manner in which it should be initially applied.

Statement No. 157 – Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, to clarify how to measure fair value and to expand disclosures about fair value measurements. The expanded disclosures include the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value on earnings and is applicable whenever other standards require (or permit) assets and liabilities to be measured at fair value. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years.

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

HEALTHMED SERVICES LTD.

FINANCIAL STATEMENTS

For the Interim Period Ended March 31, 2008 and 2007

(Stated in US Dollars)

(Unaudited)

HEALTHMED SERVICES LTD
(Development Stage Company)

Balance Sheets
(Unaudited)

	March 31,	December 31,
	2008	2007
ASSETS
Current Assets
Cash	$13,368	$16,520
Total Assets	$13,368	$16,520
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Accounts Payable	$-	$-
Total Liabilities	-	-
Stockholders' Equity
Common Stock, authorized
25,000,000 shares, par value
$0.001, issued and outstanding on
March 31, 2008 and December 31,
2007 is 6,070,000 and 6,070,000
respectively	6,072	6,072
Paid in Capital	143,778	143,778
Subscriptions Receivable	-	-
Deficit Accumulated During the
Development Stage	(136,482)	(133,330)
Total Stockholders' Equity	13,368	16,520
Total Liabilities and Stockholders' Equity	$13,368	$16,520

The accompanying notes are an integral part of these statements

HEALTHMED SERVICES LTD
(Development Stage Company)

Statements of Operations
(Unaudited)

			September 14,
	Three Months Ended		2000 (Inception)
	March 31,		to March 31,
	2008	2007	2008
Revenue	$-	$-	$-

Expenses
General and Administrative	402	2,926	23,932
Professional Fees	1,500	2,165	22,700
Consulting Fees	1,250	-	89,850

Total Expenses	3,152	5,091	136,482

Net (Loss)	$(3,152)	$(5,091)	$(136,482)

Basic and Diluted
(Loss) per Share	a	a

Weighted Average
Number of Shares	6,070,000	6,070,000

a = Less than ($0.01) per share

The accompanying notes are an integral part of these notes

HEALTHMED SERVICES LTD
(Development Stage Company)

Statement of Stockholders Equity
(Unaudited)

September 14, 2000 Inception to March 31, 2008

	Price	Common Stock		Paid in	Subscriptions	Accumulated	Total
	Per Share	Shares	Amount	Capital	Receivable	Deficit	Equity
Balance, September 14, 2000	-	-	$-	$-	$-	$-	$-

Contributed Capital				100
Net (Loss)						(1,411)	(1,411)

Balance, December 31, 2000		-	-	100	-	(1,411)	(1,411)

Net (Loss)						(200)	(200)

Balance, December 31, 2001		-	-	100	-	(1,611)	(1,611)

Net (Loss)						(400)	(400)

Balance, December 31, 2002		-	-	100	-	(2,011)	(1,911)

Common Shares issued to
founders for cash April 20, 2003	$0.002	3,000,000	3,000	4,000			7,000
Common Shares issued for
cash in private placement
October 1, 2003	$0.017	1,500,000	1,500	23,500			25,000

Net (Loss)						(29,936)	(29,936)

Balance, December 31, 2003		4,500,000	4,500	27,600	-	(31,947)	153

Common Shares issued for
cash in private placement
on November 3, 2004	$0.20	22,500	23	4,477			4,500
on November 4, 2004	$0.20	22,500	23	4,477			4,500
on December 27, 2004	$0.20	125,000	125	24,875			25,000
Common Shares issued for service	$0.20	12,500	13	2,487			2,500
Contributed Capital				6,250			6,250

Net (Loss)						(22,571)	(22,571)

Balance, December 31, 2004		4,682,500	4,684	70,166	-	(54,518)	20,332

Common Shares Subscribed
in 504 offering	$0.04	1,088,500	1,089	42,451	(43,540)		-
Contributed Capital				25,000			25,000

Net (Loss)						(39,199)	(39,199)

Balance, December 31, 2005		5,771,000	5,773	137,617	(43,540)	(93,717)	6,133

HEALTHMED SERVICES LTD
(Development Stage Company)

Statement of Stockholders Equity
(Unaudited)

September 14, 2000 Inception to March 31, 2008

	Price	Common Stock		Paid in	Subscriptions	Accumulated	Total
	Per Share	Shares	Amount	Capital	Receivable	Deficit	Equity

Common Shares Issued and Cash
received in 504 offering net of
$5,500 offering costs	$0.04	299,000	299	6,161	43,540		50,000
Net (Loss)						(29,095)	(29,095)
Balance, December 31, 2006		6,070,000	6,072	143,778	-	(122,812)	27,038
Net (Loss)						(10,518)	(10,518)
Balance, December 31, 2007		6,070,000	6,072	143,778	-	(133,330)	16,520
Net (Loss)						(3,152)	(3,152)
Balance, March 31, 2008		6,070,000	$6,072	$143,778	$-	$(136,482)	$13,368

On October 2, 2003 the Company executed a 3 to 1 forward stock split and on October 15, 2005 executed a 1:2 reverse stock split. These splits have been retroactively applied to this schedule including the impact on price per share.

The accompanying notes are an integral part of these statements

HEALTHMED SERVICES LTD

Statements of Cash Flows
(Unaudited)

			September 14,
	Three Months Ended		2000 (Inception)
	March 31,		to March 31,
	2008	2007	2008
Operating Activities

Net (Loss)	$(3,152)	$(5,091)	$(136,482)
Increase in Accounts Payable
Decrease in Accounts Payable	-	-	-
Decrease in Loans Payable	-	-	-

Net Cash (Used) by Operating Activities	(3,152)	(5,091)	(136,482)

Financing Activities

Proceeds from contributed Capital	-	-	25,000
Proceeds from sale of Common Stock	-	-	124,850

Cash Provided by Financing Activities	-	-	149,850

Net Increase in Cash	(3,152)	(5,091)	13,368

Cash, Beginning of Period	16,520	27,038	-

Cash, End of Period	$13,368	$21,947	$13,368

Supplemental Information:
Interest Paid	$-	$-	$-
Income Taxes Paid	$-	$-	$-

The accompanying notes are an integral part of these statements

F-19

Healthmed Services, Ltd.
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
(March 31, 2008 and December 31, 2007)

NOTE 1.	GENERAL ORGANIZATION AND BUSINESS

Telemax Communications, Inc, (A Development Stage Company) was incorporated on September 14, 2000 under the laws of the State of Nevada. On July 14, 2003 Telemax Communications, Inc, changed its name to Healthmed Services, LTD (The Company). It has no operations and in accordance with SFAS #7 is considered to be in the development stage.

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include all highly liquid investments with maturity of three months or less.

Earnings (Loss) per Share

The basic earnings (loss) per share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, “Accounting for Income Taxes.” SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Net Income Per Common Share

Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive. The Company has not issued any potentially dilutive common shares.

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

NOTE 3.	INCOME TAXES:

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company’s opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a valuation allowance equal to the deferred tax asset has been recorded. The total deferred tax asset is $29,333 which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $133,330. The total valuation allowance is a comparable $29,333. Details for the last three years follow:

Year Ended December 31	2007	2006	2005
Deferred Tax Asset	$2,314	$6,579	$8,624
Valuation Allowance	(2,314)	(6,579)	(8,624)
Current Taxes Payable	0.00	0.00	0.00
Income Tax Expense	$0.00	$0.00	$0.00

Below is a chart showing the estimated corporate federal net operating loss (NOL) and the year in which it will expire.

Year	Amount	Expiration
2000	$1,805	2020
2001	92	2021

2002	114	2022
2003	29,936	2023
2004	22,571	2024
2005	39,199	2025
2006	29,095	2026
2007	10,518	2027
Total NOL	$133,330

The Company has filed no income tax returns since inception.

NOTE 4.	STOCKHOLDERS’ EQUITY

Common Stock

On December 5, 2002 the company received $100 contributed capital from its founder.

On April 20, 2003, the Company issued 2,000,000 pre-split shares of its $0.001 par value common stock for $7,000 cash to the founders of the Company.

On September 22, 2003, the Company completed an unregistered private offering under the Securities Act of 1933, as amended. Relying upon the exemption from registration afforded by sections 4(2) and 3(b) and regulation D promulgated there under. The Company sold 1,000,000 shares of its $0.001 par value common stock at a price of $0.025 per share for $25,000 cash.

On October 1, 2003, the Company executed a 3 to 1 forward stock split. The Outstanding shares increased from 3,000,000 shares to 9,000,000 shares. The statement of stockholders equity retroactively reflects the impact of this split.

On November 3, November 4 and December 27, 2004 the company issued 45,000 shares, 45,000 shares and 250,000 shares respectively of its $0.001 par value common stock at $0.10 per share for $34,000 cash. These shares were also issued in an unregistered private offering as described above.

On November 3, 2004 the company issued 25,000 shares for consulting services valued at $2,500. During the year 2004 the Company also received $6,250 cash in contributed capital from its founder. On March 11, 2005 the Company received $25,000 cash in contributed capital from its founder.

On October 15, 2005 the company executed a 1:2 reverse stock split leaving a balance of 4,682,500 shares outstanding prior to the 504 offering. The Statement of Stockholders’ Equity retroactively reflects the impact of this split.

During November and December 2005 the company received subscriptions for 1,088,500 common shares of stock for $43,540 subscriptions receivable in a Regulation 504 offering.

On January 25, 2006 the Company issued and additional 299,000 common shares at $0.04 per share in a Regulation 504 offering. The Company received $50,000 cash (net of $5,500 offering costs) that included receipt for payment of the $43,540 subscriptions receivable and an additional $6,460.

NOTE 5.	RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6.	GOING CONCERN

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the Company has no established source of revenue. This raises substantial doubt about the Company’s ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

The Company’s activities to date have been supported by equity financing. It has sustained losses in all previous reporting periods with an inception to date loss of $136,482. Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan. In the alternative, the Company may be amenable to a sale, merger or other acquisition in the event such transaction is deemed by management to be in the best interests of the shareholders.

NOTE 7.	THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent Statement of Financial Accounting Standards (SFAS) SFAS 155-160 and their effect on the Company.

Statement No. 155 – Accounting for Certain Hybrid Financial Instruments

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, which amends SFAS No. 133, Accounting for Derivatives Instruments and Hedging Activities and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. SFAS No. 155 amends SFAS No. 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS No. 155 also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instrument.

Statement No. 156 – Accounting for Servicing of Financial Assets

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets, which provides an approach to simplify efforts to obtain hedge-like (offset) accounting. This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. The Statement (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations; (2) requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable; (3) permits an entity to choose either the amortization method or the fair value method for subsequent measurement for each class of separately recognized servicing assets or servicing liabilities; (4) permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by an entity with recognized servicing rights, provided the securities reclassified offset the entity's exposure to changes in the fair value of the servicing assets or liabilities; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the balance sheet and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity's fiscal year that begins after September 15, 2006, with earlier adoption permitted in certain circumstances. The Statement also describes the manner in which it should be initially applied.

Statement No. 157 – Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, to clarify how to measure fair value and to expand disclosures about fair value measurements. The expanded disclosures include the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value on earnings and is applicable whenever other standards require (or permit) assets and liabilities to be measured at fair value. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years.

Statement No. 158 – Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R). To improve financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.

Statement No. 159 – The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments.

Statement No. 141 (revised 2007) – Business Combinations

In December 2007, the FASB revised SFAS No. 141, Business Combinations. This revision changes the way the minority interest in a company is measured, recorded and reported in the parent companies financial statements to the end that a statement user can better evaluate the nature and financial effects of the business combination.

The adoption of this new Statement is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

Statement No. 160 – Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51. A noncontrolling interest, sometimes called a minority interest, is the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. The objective of this Statement is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements related to the noncontrolling or minority interest.

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

Management’s Discussion and Analysis of Financial
Condition and Results of Operations

Overview

You should read the following discussion of our financial condition and results of operations together with the audited financial statements, unaudited financial statements and the notes thereto included elsewhere in this filing prepared in accordance with accounting principles generally accepted in the United States. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those anticipated in these forward-looking statements.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the next twelve months.

Personnel Plan

We do not expect any material changes in the number of employees over the next 12 month period (although we may enter into employment or consulting agreements with our officers or directors). We do and will continue to outsource contract employment as needed.

Off-Balance Sheet Arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Our principal capital resources have been through the subscription and issuance of common stock, although we have also used stockholder loans and advances from related parties.

Cash Requirements

We estimate that we will spend approximately $5,000 on general and administrative expenses, $15,000 on website development and $5,000 on travel over the next 12 months.

We will require additional funds to fund our budgeted expenses over the next 12 months. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares. There is still no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Further, we may continue to be unprofitable. We need to raise additional funds in the immediate future in order to proceed with our budgeted expenses.

Specifically, we estimate our operating expenses and working capital requirements for the next 12 months to be as follows:

Estimated Funding Required During the Next 12 Months
Expense	Amount
General and administrative	$5,000
Website Development	$15,000

Travel	$5,000
Total	$25,000

Cash on hand, March 31, 2008, estimated	$13,368

Results of Operations for the Years Ended December 31, 2007 and 2006

The following summary of our results of operations should be read in conjunction with our audited financial statements for the years ended December 31, 2007 and December 31, 2006 which are included herein.

Our operating results for the year ended December 31, 2007, for the year ended December 31, 2006 and the changes between those periods for the respective items are summarized as follows:

		Year Ended December 31, 2007		Year Ended December 31, 2006		Change Between Year Ended December 31, 2007 and December 31, 2006
Revenue	$	Nil	$	Nil	$	Nil
General and administrative		8,353		4,405		3,948
Professional fees		2,165		7,190		(5,025)
Consulting fees		Nil		16,000		(16,000)
Travel		Nil		1,500		(1,500)
Net loss		10,518		29,095		(18,577)

Liquidity and Financial Condition

Working Capital

						Change between
		Year Ended December 31,		Year Ended December 31,		period ended December 31, 2007
		2007		2006		and
		(audited)		(audited)		December 31, 2006
Current Assets		$16,520		$27,038		$(10,518)
Current Liabilities	$	Nil	$	Nil	$	Nil
Working Capital (deficit)		$16,520		$27,038		$(10,518)

Cash Flows

						Change
						between
						period ended
						December 31,
		Year Ended		Year Ended		2007
		December 31,		December 31,		and
		2007		2006		December 31,
		(audited)		(audited)		2006

Cash Flows used in Operating Activities		$10,518		$29,095		$(18,577)

Cash Flows used in Investing Activities	$	Nil	$	Nil	$	Nil

Cash Flows provided by Financing Activities	$	Nil	$	Nil	$	Nil

Net Increase (Decrease) in Cash During Period		$(10,518)		$(29,095)		$(18,577)

At December 31, 2007, our total assets were $16,520, which consisted solely of cash of $16,520.

Cash for the year ended December 31, 2007 decreased by 38.9% as compared to the balance at December 31, 2006, primarily as a result of an increase in general and administrative expenses.

The principal component of the loss for the year ended December 31, 2007 was general and administrative expenses.

Results of Operations for the Periods Ended March 31, 2008 and 2007

The following summary of our results of operations should be read in conjunction with our unaudited financial statements for the three months ended March 31, 2008 and March 31, 2007 which are included herein.

Our operating results for the three months ended March 31, 2008, for the three months ended March 31, 2007 and the changes between those periods for the respective items are summarized as follows:

		Three Months Ended March 31, 2008		Three Months Ended March 31, 2007		Change Between Three Months Ended March 31, 2008 and March 31, 2007
Revenue	$	Nil	$	Nil	$	Nil
General and administrative		402		2,926		(2,524)
Professional fees		1,500		2,165		(665)
Consulting fees		1,250		Nil		1,250
Net loss		3,152		5,091		(1,939)

Liquidity and Financial Condition

Working Capital

						Change between
		Three Months Ended		Year Ended		March 31, 2008 and
		March 31,		December 31,		December 31,
		2008		2007		2007
		(unaudited)		(unaudited)		(unaudited)
Current Assets		$13,368		$16,520		$(3,152)
Current Liabilities	$	Nil	$	Nil	$	Nil
Working Capital (deficit)		$13,368		$16,520		$(3,152)

Cash Flows

						Change
						between
		Three Months		Three Months		period ended
		Ended		Ended		March 31, 2008
		March 31, 2008		March 31, 2007		and March 31,
		(unaudited)		(unaudited)		2007

Cash Flows used in Operating Activities		$3,152		$5,091		$(1,939)

Cash Flows used in Investing Activities	$	Nil	$	Nil	$	Nil

Cash Flows provided by Financing Activities	$	Nil	$	Nil	$	Nil

Net Increase (Decrease) in Cash During Period		$(3,152)		$(5,091)		$(1,939)

At March 31, 2008, our total assets were $13,368, which consisted solely of cash of $13,368.

Cash for the three months ended March 31, 2008 decreased by19.1% as compared to the balance at December 31, 2007, primarily as a result of an increase in general and administrative expenses.

The principal component of the loss for the year ended March 31, 2008 was general and administrative expenses.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Directors, Executive Officers, Promoters and Control Persons

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Georgios Polyhronopoulos	Director President, Secretary, Treasurer	51	June 2, 2008
Roy Shapiro	Director	54	June 2, 2008

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our director and executive officer, indicating his principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Georgios Polyhronopoulos

Since 2003, Mr. Polyhronopoulos has been the President and sole shareholder of Aegean Capital Management. Additionally, since 2002, he has been the President of Exo Performance Armor Ltd.

Mr. Polyhronopoulos graduated from Kitsilano Secondary School in 1972.

Roy Shapiro

Since August 2004, Mr. Shapiro has been and investment analyst and the medical advisory board chairman for Westwood Advisors Inc. From June 2003 to July 2004, he was the west coast managing director of Sales Focus Inc.

Mr. Shapiro obtained his Bachelor of Science degree in biology from the University of California, Irvine in Irvine California in 1976. In 1980, he obtained his Medical Doctor (MD) from the Universidad Autonoma de Guadalajara in Mexico. From 1981 to 1982, Mr. Shapiro was enrolled in the International Fifth Pathway Program with the Mount Sinai School of Medicine in New York. From 1982 to 1985, Mr. Shapiro completed his radiology residency at Duke University Medical Center in Durham, North Carolina. From 1984 to 1985, Mr. Shapiro was the Chief Resident for the radiology program at Duke University Medical Center.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Executive Compensation

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2007; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended December 31, 2007, who we will collectively refer to as our named executive officers, of our company for the years ended December 31, 2007, December 31, 2006 and December 31, 2005, are set out in the following summary compensation table:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award s ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa -tion ($)	Total ($)
David J. Scott Former President and Director(1)	2007 2006 2005	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Richard A. Cooley Former Chief Operating Officer and Director(2)	2007 2006 2005	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Georgios Polyhronopoulos, President, Secretary, Treasurer and Director(3)	2007 2006 2005	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

(1)	Mr. Scott was appointed the President and a director of our company in January 2004 and resigned as or President and director on June 2, 2008.

(2)	Mr. Cooley was appointed the Chief Operating Officer and a director of our company in September 2007 and resigned as or Chief Operating Officer and director May 2008.

(3)	Mr. Polyhronopoulos was appointed the President, Secretary, Treasurer and a director of our company on June 2, 2008.

There are no compensatory plans or arrangements with respect to our executive officers resulting from their resignation, retirement or other termination of employment or from a change of control.

Outstanding Equity Awards at Fiscal Year-End

As at December 31, 2007, there were no unexercised options or stock that had not vested in regards to our executive officers, and there were no equity incentive plan awards for our executive officers during the year ended December 31, 2007.

Options Grants in the Year Ended December 31, 2007

During the year ended December 31, 2007, no stock options were granted to our executive officers.

Aggregated Options Exercised in the Year Ended December 31, 2007 and Year End Option Values

There were no stock options exercised during the year ended December 31, 2007 and no stock options held by our executive officers at the end of the year ended December 31, 2007.

Repricing of Options/SARS

We did not reprice any options previously granted to our executive officers during the year ended December 31, 2007.

Director Compensation

Directors of our company may be paid for their expenses incurred in attending each meeting of the directors. In addition to expenses, directors may be paid a sum for attending each meeting of the directors or may receive a stated salary as director. No payment precludes any director from serving our company in any other capacity and being compensated for such service. Members of special or standing committees may be allowed similar reimbursement and compensation for attending committee meetings. During the year ended December 31, 2007, we did not pay any compensation or grant any stock options to our directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of July 18, 2008, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Georgios Polyhronopoulos 29115 N 144th Street Scottsdale AZ 85262	3,592,000	59.18%
Dr. Roy Shapiro 20875 N. Pima Road C4146 Scottsdale, Arizona 85255	0	Nil%
Directors and Executive Officers as a Group(1)	3,592,000 common shares	59.18%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on July 18, 2008. As of July 18, 2008, there were 6,070,000 shares of our company’s common stock issued and outstanding.

Change in Control

We are not aware of any arrangement that might result in a change in control of our company in the future.

Transactions with Related Persons, Promoters, and Certain Control Persons

Except as disclosed below, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

Promoters and Certain Control Persons

Mr. David J. Scott, our former President and director, was a promoter of our company.

On May 15, 2008, Mr. Polyhronopoulos acquired an aggregate of 3,120,000 common shares in the capital of our company from our former president, Mr. Scott at a purchase price of US $0.001 per common share.

Corporate Governance

We currently act with two (2) directors, consisting of Georgios Polyhronopoulos and Roy Shapiro.

We have determined, however, that Roy Shapiro is an independent director as defined in section 803 of the Amex Company Guide.

We do not have a standing audit committee at the present time. Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 407(d)(5)(ii) of Regulation S-K.

We believe that our members of our board of directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because we believe that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any revenues from operations to date.

Transactions with Independent Directors

Our independent director did not enter into any transaction, relationship or arrangement during the year ended December 31, 2007 that was considered by our board of directors in determining whether the director maintained his independence in accordance with section 803 of the Amex Company Guide.

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN IFNORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The director may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$3.67
Transfer Agent Fees	$200.00
Accounting fees and expenses	$8,000.00
Legal fees and expenses	$10,000.00

Total	$18,203.67

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person for whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of our company or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including moneys' fees. judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

Our board of directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

Our board of directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth certain information concerning securities which were sold or issued by us without the registration of the securities under the Securities Act of 1933 in reliance on exemptions from such registration requirements within the past three years:

On June 6, 2005, we issued 12,500 shares to Go Public First for consulting services. These shares were issued pursuant to Regulation D of the Securities Act.

On March 29, 2006, we completed an offering of 1,287,000 shares of our common stock at a price of $0.04 per share to the following purchasers:

Name of Subscriber	Number of Shares
Thomas A. Todd Sr.	155,000
Lorrie L. Todd	170,000
Thomas A Todd Jr.	50,000

Murray A Keating	291,000
Antonio Campos	128,500
Jacqueline Campos	100,000
Judith Parent	10,000
Stephen Parent	10,000
Lavender House LLC	10,000
Willie Evans	2,500
Brenton Morgan	2,500
Sharon Morgan	2,500
Lisa Kelly	2,500
Etan Goldman	2,500
Alexander Long	10,000
Esther Vasquez	5,000
TJ Jetsky	5,000
Jeralya Goldman	2,500
Herbert Goldman	2,500
Belesi Enterprises LLC	25,000
Anastasia Danesi	12,500
Frank Danesi Jr.	125,000
Audio Expert Inc	12,500
The Myles Trust	25,000
Thomas P Allison	12,500
Dana Anderson	5,000
Eileen Anderson	3,500
Ted Campbell II	104,000
1,287,000

The total amount received from this offering was $51,480. We completed this offering pursuant to Regulation D of the Securities Act.

Regulation D Compliance

All sales of securities pursuant to Regulation D were part of the same offering. No sales of securities were made more than six months before the start of the Regulation D offerings or made more than six months after completion of the Regulation D offerings.

We did not, nor did any person acting on our behalf, offer or sell the securities by any form of general solicitation or general advertising.

Pursuant to the limitations on resale contained in Regulation D, we exercised reasonable care to assure that purchasers were not underwriters within the meaning of section 2(11) of the Act by inquiring of each and every purchaser the following: (1) that each purchaser was purchasing the securities for the purchaser's own account for investment purposes and not with a view towards distribution, and (2) that each purchaser had no arrangement or intention to sell the securities. Further, written disclosure was provided to each purchaser prior to the sale that the securities have not been registered under the Act and, therefore, cannot be resold unless the securities are registered under the Act or unless an exemption from registration is available.

All securities sold pursuant to Regulation D contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

EXHIBITS

Exhibit
Number	Description
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation
3.2	Certificate of Amendment
3.3	Bylaws
(5)	Opinion on Legality
5.1	Opinion of Macdonald Tuskey regarding the legality of the securities being registered.
(23)	Consents
23.1	Consent of Moore & Associates, Chartered Accountants and Advisors
23.2	Consent of Macdonald Tuskey (included in 5.1)

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

	a.	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

	c.	include any additional or changed material information on the plan of distribution.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv) any other communication that is an offer in the offering made by us to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Scottsdale , State of Arizona on July 21, 2008.

HEALTHMED SERVICES LTD.

/s/ Georgios Polyhronopoulos
Georgios Polyhronopoulos
President, Secretary, Treasurer
and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Georgios Polyhronopoulos
Georgios Polyhronopoulos
President, Secretary, Treasurer
and Director
July 21, 2008

/s/ Roy Shapiro
Roy Shapiro
Director
July 21, 2008